Exhibit 99.1

CONSTELLATION BRANDS CONFIRMS RECEIPT OF
PROPOSAL TO TRANSITION TO A SINGLE CLASS
COMMON STOCK STRUCTURE

VICTOR, N.Y., Apr. 4, 2022 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, has received a non-binding proposal from the Sands Family to declassify the company’s common stock and transition to a single class common stock structure. The proposal contemplates that each share of Class B common stock would be converted into 1.35 shares of Class A common stock. It is expected that the Sands Family will continue to be Constellation’s largest shareholder if a transaction were consummated on the terms proposed. According to information disclosed by the Sands Family, the proposal was not made in connection with any other corporate transaction.

According to information disclosed by the Sands Family, the proposal brings “significant benefits that would accrue to the Company and our stockholders,” including by “increas[ing] market demand from investors who prefer single-class structures.”

Constellation’s Board of Directors has established a Special Committee to evaluate the proposal. Any definitive agreement with the Sands Family with respect to the potential transaction must be approved by the Special Committee as well as the Board of Directors. In addition, pursuant to the terms of the proposal, any potential transaction would require the approval of holders of a majority of the shares of Class A (STZ) common stock that do not also hold shares of Class B (STZ.B) common stock.

ABOUT CONSTELLATION BRANDS

At Constellation Brands (NYSE: STZ and STZ.B), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey, and our premium wine brands such as Meiomi and Kim Crawford.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-

looking statements, although not all forward-looking statements contain such identifying words. These statements may relate business strategy, future operations and business, prospects, plans, and objectives of management and Constellation’s Board of Directors, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results or events will in fact occur. All forward-looking statements speak only as of the date of this news release, and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the terms and conditions associated with any potential transaction; that a definitive agreement may not be entered into; that a potential transaction may not be completed at all, including because it may not receive the required approval of the Special Committee, the Board of Directors, or the company’s stockholders (including the approval of holders of a majority of the shares of the company’s Class A common stock that do not also hold shares of Class B common stock); and other factors and uncertainties disclosed from time-to-time in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which could cause actual future performance or events to differ from current expectations.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com Amy Martin 585-678-7141 / amy.martin@cbrands.com	Patty Yahn-Urlaub 585-678-7483 / patty.yahn-urlaub@cbrands.com